EX-99.B(j)wraconsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 143 to Registration Statement No. 2-21867 on Form N-1A of our report dated August 15, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, Inc., including Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors Science & Technology Fund appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds, Inc. for the year ended June 30, 2008 and our report dated November 13, 2007, relating to the financial statements and financial highlights of Waddell & Reed Advisors Bond Fund appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds, Inc. for the year ended September, 30, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services - Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
October 27, 2008